Exhibit 99.1

Fortune Brands Reports Fourth Quarter and Full-Year 2010 Results

DEERFIELD, Ill.--(BUSINESS WIRE)--February 4, 2011--Fortune Brands, Inc. (NYSE: FO):

  Sales Up 5% for Quarter and Up 7% for Year as All Three Businesses Perform Above Company’s Expectations
  2010 EPS Increases at Strong Double-Digit Rate on Successful Growth Initiatives
  Company Generates $690 Million in Free Cash Flow for the Year
  Initiative to Separate Company’s Three Businesses on Track

Fortune Brands, Inc. [NYSE: FO], the company behind leading consumer brands including Jim Beam, Titleist and Moen, today reported results for the fourth quarter and full year 2010.

  Net sales increased 5% for the quarter and 7% for the full year, reflecting growth across all three business units.
  Diluted earnings per share were $0.55 for the quarter and were $3.16 for the full year, benefiting from strong operating performance, favorable foreign exchange and a year-over-year net gain.
  On a before charges/gains basis, diluted EPS decreased 5% to $0.63 for the fourth quarter, reflecting the expected impact of higher year-over-year strategic investments to strengthen sustainable long-term growth for each business.
  For the full year 2010, diluted EPS before charges/gains increased 16% to $2.81. The company’s most recent expectation was for diluted EPS before charges/gains for 2010 to be toward the middle of its $2.60-2.90 target range.

“2010 was an excellent year for Fortune Brands. We outperformed our markets, we delivered on our operational goals, and our businesses emerged from the recession in very strong positions. In addition to this strong performance, we announced our intention to separate our three businesses in 2011 to maximize long-term value for shareholders,” said Bruce Carbonari, chairman and chief executive officer of Fortune Brands.

Strength Across All Three Businesses

“Our determination to go on offense during the economic downturn and boost strategic investment across our businesses made a big impact in 2010. Each of our businesses continued to strengthen its competitive position throughout the year, and Fortune Brands delivered strong double-digit growth in 2010 earnings. While we had anticipated full-year earnings toward the middle of our current target range, our earnings were stronger than that as all three businesses performed above our expectations in the fourth quarter. We also exceeded the high end of the earnings target range we originally established at the start of the year,” Carbonari said.

  “Our Beam Global spirits business closed the year with continued momentum. Reported fourth quarter sales also benefited from a change in the trading terms with a major customer in Australia related to the way we record excise taxes. For the full year, our spirits sales achieved a new record on solid growth in the U.S., good performance in Europe, and double-digit growth in emerging markets and global travel retail. Reflecting the success of our strategic investments, we generated strong consumer demand for brands including Jim Beam, Maker’s Mark, Sauza, Canadian Club, Courvoisier, Teacher’s and Cruzan. Notably, Maker’s Mark exceeded one million cases sold for the first time ever with another year of double-digit growth. We also energized our categories with a record year of innovations, including Maker’s 46, Cruzan 9, Teacher’s Origin, Courvoisier’s Connoisseur Collection and the continued growth of Red Stag by Jim Beam. As we’ve previously indicated, our lower spirits operating income before charges for the year reflected our double-digit increase in strategic investment that’s positioning the business for strong and sustainable long-term profit growth.
  “Home & Security sales and operating income grew in the quarter against its strong prior-year results, partly benefiting from pull-forward in demand for Simonton windows in advance of the year-end expiration of a consumer tax credit for energy-efficient home products. For the full year, we outperformed a relatively flat market with 6% comparable sales growth. We grew across all product categories as we benefited from successful strategic investments, new business wins, innovative new products and growth for Moen and Master Lock in international markets. Our successful proactive initiatives to reduce costs, enhance productivity, and create lean and flexible supply chains paid off in excellent operating leverage and strong double-digit profit growth in Home & Security for 2010.
  “Our Acushnet Company golf business closed the year with strong fourth-quarter comparable sales gains across geographies and product categories, including a double-digit gain for Titleist clubs driven by the new 910 drivers and Vokey Design wedges. For the full year, the golf business strengthened its industry leadership behind sustained global growth for the Pro V1 golf ball, and successful new product innovations that fueled double-digit growth for Titleist golf clubs and FootJoy shoes. Our sought-after innovations, lower cost structure, global success in golf’s pyramid of influence, growth strategies in key Asian markets and favorable foreign exchange drove golf operating income up double digits.”

For the fourth quarter:

  Net income was $85.4 million ($0.55 per diluted share) versus $11.5 million ($0.08 per diluted share) in the year-ago quarter.
    Comparisons were favorably impacted by lower net charges in the current year quarter ($0.08 per share) versus the year-ago quarter ($0.58 per share).
  Excluding charges and gains in both the current and prior-year periods, diluted EPS was $0.63, down 5% from $0.66 in the year-ago quarter.
  Net sales were $1.90 billion, up 5%.
    On a comparable basis – excluding excise taxes, foreign exchange and acquisitions/divestitures – total net sales were up 4% for the quarter.
    Comparable net sales by business unit were: spirits up 6%; home & security up 2%; golf up 10%.
  Operating income was $157.2 million.
    Operating income before charges was $181.0 million.

For the full year 2010:

  Net income from continuing operations was $487.6 million, or $3.16 per diluted share, up from $1.60 in 2009.
    Comparisons were favorably impacted by a net gain in 2010 of $0.35 per share, principally due to tax-related items, versus a net charge of $0.83 per share in 2009.
  Diluted EPS before charges/gains was $2.81, up 16% from $2.43 in 2009.
  Net sales were $7.14 billion, up 7%.
    On a comparable basis, net sales for 2010 were up 5%.
    Comparable full-year net sales by business unit were: spirits up 5%; home & security up 6%; golf up 4%.
  Operating income was $763.9 million.
    Operating income before charges was $812.2 million.
  Free cash flow was $690 million.
  Return on equity before charges/gains was 8%.
  Return on invested capital before charges/gains was 6%.

Initiative to Separate Businesses on Track

“While the breadth and balance of Fortune Brands’ current structure have created substantial shareholder value, we see the potential for even greater value by separating our businesses into focused companies,” Carbonari continued. “Our 2010 results reinforce our confidence that this is the right time to separate our three businesses to maximize long-term value for shareholders. Our proactive strategic initiatives and targeted investments have strengthened each business, and each business emerged from the downturn stronger than even we had anticipated. We expect each business will be equipped to compete and grow on its own with the management, infrastructure, capital structure and growth and returns prospects necessary for success.

“The initiative we announced on December 8th to separate our businesses is on track for completion in the second half of 2011, subject to final Board approval. We are moving forward with our intention to become a focused high-return spirits business and to enact a tax-free spin-off to shareholders of our strong Home & Security business. We are exploring the sale or spin-off of our industry-leading golf business.”

Well Positioned to Outperform in 2011

“As we look to our performance expectations in 2011, we begin with assumptions that the global economic recovery will continue to be gradual and uneven and that the markets for each of our businesses will grow at a low-single-digit rate. We’re determined to stay on offense in the marketplace, and we’re targeting that each of our businesses will continue to outperform its respective market,” Carbonari said.

  “Our Spirits business will benefit from our increased investments in key initiatives, including developing our best market opportunities, fueling our innovation pipeline, leveraging our enhanced routes to market, and profitably growing our Power Brands and Rising Star brands.
  “Results for Home & Security will reflect our many competitive advantages, including the growing benefit of our new business wins in cabinetry, new-product innovations across all categories, international growth for Moen and Master Lock, and our lean and flexible supply chains.
  “In Golf, we expect to continue outperforming with new product innovations from Titleist and FootJoy – including the next-generation Pro V1 golf ball, Titleist 910 drivers, fairways and hybrids, the new DryJoys Tour golf shoes and FootJoy outerwear – as well as our international growth initiatives in promising Asian markets.

“While we’re on track to complete the proposed separation of our businesses in the second half of the year, we estimate that diluted EPS before charges/gains for Fortune Brands would grow at a high-single-digit to high-teens rate for the full year absent the separation of our businesses,” Carbonari added.

“With respect to quarterly phasing, results for Fortune Brands will face the most challenging comparisons in the first half of 2011. Specifically, our first-half comparisons will be impacted by: our very strong Home & Security gains in the first half of 2010, including the substantial pull-forward in sales related to expiration of the homebuyer tax credit; higher costs for commodities and investments across our businesses to support new business wins and new product launches; and the seasonal impact of the divestiture of Cobra last year. Even with these factors, we believe our brands are very well positioned to outperform and set the stage for another year of strong growth,” Carbonari concluded.

The company also announced that it is starting 2011 with a free cash flow target in the range of $450-525 million. The company is targeting an earnings-to-free-cash-flow conversion rate of 100% or more.

About Fortune Brands

Fortune Brands, Inc. is a leading consumer brands company. Its operating companies have premier brands and leading market positions in distilled spirits, home and security, and golf products. Beam Global Spirits & Wine, Inc. is the company's premium spirits business. Major spirits brands include Jim Beam and Maker's Mark bourbon, Sauza tequila, Canadian Club whisky, Courvoisier cognac, Cruzan rum, Teacher's and Laphroaig Scotch, EFFEN vodka and DeKuyper cordials. The brands of Fortune Brands Home & Security LLC include Moen faucets, Aristokraft, Omega, Diamond and Kitchen Craft cabinetry, Therma-Tru door systems, Simonton windows, Master Lock security products and Waterloo storage and organization products. Acushnet Company's golf brands include Titleist and FootJoy. Fortune Brands, headquartered in Deerfield, Illinois, is traded on the New York Stock Exchange under the ticker symbol FO and is included in the S&P 500 Index and the MSCI World Index.

To receive company news releases by e-mail, please visit www.fortunebrands.com.

Forward-Looking Statements

This press release contains statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Readers are cautioned that these forward-looking statements speak only as of the date hereof, and the company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date of this release. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to: general economic conditions, including the U.S. housing and remodeling market; the expiration of government economic stimulus programs; competitive market pressures (including pricing pressures); successful development of new products and processes; consolidation of trade customers; customer defaults and related bad debt expense; unanticipated developments that delay or negatively impact the Proposed Separation; disruption to operations as a result of the Proposed Separation; inability of one or more of the businesses to operate independently following the completion of the Proposed Separation; risks pertaining to strategic acquisitions and joint ventures, including the potential financial effects and performance of such acquisitions or joint ventures, and integration of acquisitions and the related confirmation or remediation of internal controls over financial reporting; any possible downgrades of the Company’s credit ratings; volatility of financial and credit markets, which could affect access to capital for the Company, its customers and consumers; interest rate fluctuations; commodity and energy price volatility; risks associated with doing business outside the United States, including currency exchange rate risks; ability to secure and maintain rights to intellectual property; inability to attract and retain qualified personnel; changes in golf equipment regulatory standards and other regulatory developments; the status of the U.S. rum excise tax cover-over program; the impact of excise tax increases on distilled spirits; dependence on performance of distributors and other marketing arrangements; costs of certain employee and retiree benefits and returns on pension assets; potential liabilities, costs and uncertainties of litigation; historical consolidated financial statements that may not be indicative of future conditions and results; impairment in the carrying value of goodwill or other acquired intangible assets; and weather; as well as other risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings.

In addition to final Board authorization, the potential separation of Fortune Brands’ companies will also be subject to the receipt of a number of customary regulatory approvals and/or rulings, the execution of intercompany agreements and finalization of other related matters. There can be no assurance that any of the proposed transactions will be completed as anticipated or at all.

Use of Non-GAAP Financial Information

This press release includes measures not derived in accordance with generally accepted accounting principles (“GAAP”), such as diluted earnings per share before charges/gains, operating income before charges/gains, comparable net sales, return on equity before charges/gains, return on invested capital before charges/gains, and free cash flow. These measures should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP, and may also be inconsistent with similar measures presented by other companies. Reconciliation of these measures to the most closely comparable GAAP measures, and reasons for the company’s use of these measures, are presented in the attached pages.

FORTUNE BRANDS, INC.
CONSOLIDATED STATEMENT OF INCOME
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change

Net Sales	$1,895.5	$1,797.1	5.5	$7,141.5	$6,694.7	6.7

Cost of goods sold	980.9	955.4	2.7	3,688.4	3,550.5	3.9

Excise taxes on spirits	188.3	139.3	35.2	571.0	489.3	16.7

Advertising, selling, general
and administrative expenses	543.6	519.4	4.7	2,055.2	1,941.6	5.9

Amortization of intangible assets	7.6	8.5	(10.6)	32.2	33.7	(4.5)

Asset impairment charges	-	92.5	(100.0)	-	92.5	(100.0)

Restructuring charges	10.3	34.7	(70.3)	26.1	81.9	(68.1)

Loss on the sale of brands
and related assets, net	7.6	-	100.0	4.7	-	100.0

Operating Income	157.2	47.3	232.3	763.9	505.2	51.2

Interest expense	53.1	54.8	(3.1)	213.8	215.8	(0.9)

Other (income)/expense, net	(9.8)	(1.2)	(716.7)	(37.5)	6.0	(725.0)

Income before income taxes	113.9	(6.3)	1,907.9	587.6	283.4	107.3

Income taxes	26.4	(18.7)	241.2	91.6	36.3	152.3

Net Income	$87.5	$12.4	605.6	$496.0	$247.1	100.7

Less: Noncontrolling interests	2.1	0.9	133.3	8.4	4.3	95.3

Net Income attributable to Fortune Brands	$85.4	$11.5	642.6	$487.6	$242.8	100.8

Earnings Per Common Share, Basic:
Net Income	$0.56	$0.08	600.0	$3.20	$1.61	98.8

Earnings Per Common Share, Diluted:
Net Income	$0.55	$0.08	587.5	$3.16	$1.60	97.5

Avg. Common Shares Outstanding
Basic	152.9	150.4	1.7	152.4	150.3	1.4
Diluted	155.7	152.1	2.4	154.3	151.8	1.6

Actual Common Shares Outstanding
Basic				153.3	150.5	1.9
Diluted				156.6	152.1	3.0

FORTUNE BRANDS, INC.
(In millions, except per share amounts)
(Unaudited)

NET SALES AND OPERATING INCOME

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change
Net Sales
Spirits	$818.2	$746.4	9.6	$2,665.9	$2,469.6	7.9
Home & Security	843.8	823.8	2.4	3,234.0	3,006.8	7.6
Golf	233.5	226.9	2.9	1,241.6	1,218.3	1.9
Total Net Sales	$1,895.5	$1,797.1	5.5	$7,141.5	$6,694.7	6.7

Operating Income/(Loss)
Spirits	$165.1	$70.4	134.5	$544.3	$484.7	12.3
Home & Security	43.4	35.1	23.6	222.0	87.0	155.2
Golf	(26.6)	(37.3)	28.7	88.7	25.0	254.8
Corporate expenses	(24.7)	(20.9)	(18.2)	(91.1)	(91.5)	0.4
Total Operating Income	$157.2	$47.3	232.3	$763.9	$505.2	51.2

Operating Income/(Loss) Before Charges/Gains (a)
Spirits	$174.7	$185.8	(6.0)	$586.3	$607.5	(3.5)
Home & Security	53.0	43.5	21.8	234.5	139.0	68.7
Golf	(24.3)	(26.7)	9.0	80.2	60.2	33.2
Less:
Corporate expenses	(22.4)	(20.9)	(7.2)	(88.8)	(87.8)	(1.1)

Operating Income Before Charges/Gains	181.0	181.7	(0.5)	812.2	718.9	13.0

Restructuring and other charges	(13.9)	(41.9)	66.8	(41.3)	(121.2)	65.9
Business separation costs (b)	(2.3)	-	(100.0)	(2.3)	-	(100.0)
Loss on sale of brands and related assets, net	(7.6)	-	(100.0)	(4.7)	-	(100.0)
Asset impairment charges	-	(92.5)	100.0	-	(92.5)	100.0

Operating Income	$157.2	$47.3	232.3	$763.9	$505.2	51.2

(a) Operating Income Before Charges/Gains is Operating Income derived in accordance with GAAP excluding restructuring and other charges, gains/losses on the sale of brands and related assets, net, and other select items. Operating Income Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to determine the returns generated by our operating segments and to evaluate and identify cost reduction initiatives. Management believes this measure provides investors with helpful supplemental information regarding the performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

(b) Business Separation Costs are external costs directly related to implementing the proposed separation of the Company’s three businesses. These costs predominately consist of required financial, legal, and related advisory fees.

FREE CASH FLOW
	Three Months Ended December 31,		Twelve Months Ended December 31,		2011 Full Year
	2010	2009	2010	2009	Targeted Range

Free Cash Flow (c)	$177.1	$187.2	$690.0	$724.7	$ 450 - 525
Add:
Capital Expenditures	112.0	66.3	223.0	157.5	250 - 275
Less:
Proceeds from the sale of assets	7.6	1.5	142.4	15.9	-
Cash Flow From Operations	$281.5	$252.0	$770.6	$866.3	$ 700 - 800

(c) Free Cash Flow is Cash Flow from Operations less net capital expenditures (capital expenditures less proceeds from the sale of assets including property, plant and equipment). Free Cash Flow is a measure not derived in accordance with GAAP. Management believes that Free Cash Flow provides investors with helpful supplemental information about the company's ability to fund internal growth, make acquisitions, repay debt, pay dividends, and repurchase common stock. This measure may be inconsistent with similar measures presented by other companies.

EPS BEFORE CHARGES/GAINS
EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges, and other select items.

For the fourth quarter of 2010, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $13.9 million ($9.8 million after tax or $0.06 per diluted share) of restructuring and other charges, a loss on the sale of brands and related assets of $7.6 million ($6.9 million after tax or $0.05 per diluted share related to the disposition of Cockburn and our Cobra golf product line), income tax-related credits of $6.0 million ($0.04 per diluted share related to the resolution of routine foreign and US income tax audit examinations) and business separation costs of $2.3 million ($1.5 million after tax or $0.01 per diluted share).

For the twelve month period ended December 31, 2010, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $41.3 million ($19.5 million after tax or $0.13 per diluted share) of restructuring and other charges, a loss on the sale of brands and related assets, net of $4.7 million ($9.2 million after tax or $0.05 per diluted share related to the disposition of Cockburn, our German-market local brands and our Cobra golf product line), income tax-related credits of $83.5 million ($0.54 per diluted share related to the resolution of routine foreign and US income tax audit examinations) and business separation costs of $2.3 million ($1.5 million after tax or $0.01 per diluted share).

For the fourth quarter of 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $41.9 million ($21.9 million after tax or $0.14 per diluted share) of restructuring and other charges and asset impairment charges of $92.5 million ($66.8 million after tax or $0.44 per diluted share).

For the twelve month period ended December 31, 2009, EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding $121.2 million ($71.7 million after tax or $0.47 per diluted share) of restructuring and other charges, asset impairment charges of $92.5 million ($66.8 million after tax or $0.44 per diluted share) and a gain of $12.5 million ($0.08 per diluted share) related to a dividend distribution from our Maxxium investment.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2010	2009	% Change	2010	2009	% Change

Earnings Per Common Share - Basic

Income before Charges/Gains	$0.64	$0.67	(4.5)	2.85	2.45	16.3

Maxxium distribution gain	-	-	-	-	0.08	(100.0)
Asset impairment charges	-	(0.44)	100.0	-	(0.44)	100.0
Restructuring and other charges	(0.06)	(0.15)	60.0	(0.13)	(0.48)	72.9
Business separation costs	(0.01)	-	(100.0)	(0.01)	-	(100.0)
Loss on sale of brands and related assets, net	(0.05)	-	(100.0)	(0.06)	-	(100.0)
Income tax-related credits	0.04	-	100.0	0.55	-	100.0

Net Income attributable to Fortune Brands	$0.56	$0.08	600.0	3.20	1.61	98.8

Earnings Per Common Share - Diluted

Income before Charges/Gains	$0.63	$0.66	(4.5)	2.81	2.43	15.6

Maxxium distribution gain	-	-	-	-	0.08	(100.0)
Asset impairment charges	-	(0.44)	100.0	-	(0.44)	100.0
Restructuring and other charges	(0.06)	(0.14)	57.1	(0.13)	(0.47)	72.3
Business separation costs	(0.01)	-	(100.0)	(0.01)	-	(100.0)
Loss on sale of brands and related assets, net	(0.05)	-	(100.0)	(0.05)	-	(100.0)
Income tax-related credits	0.04	-	100.0	0.54	-	100.0

Net Income attributable to Fortune Brands	$0.55	$0.08	587.5	3.16	1.60	97.5

RECONCILIATION OF FULL YEAR 2010 EARNINGS GUIDANCE TO GAAP
For the full year, the company targeted diluted EPS Before Charges/Gains to be in the range of $2.60 to $2.90 per share. On a GAAP basis, the company targeted diluted EPS to be in the range of $3.00 to $3.30 per share.

RECONCILIATION OF FULL YEAR 2011 EARNINGS TARGET TO GAAP
For the full year, absent the proposed separation of the Company's three businesses, the Company would target Diluted EPS Before Charges/Gains to grow at a high-single-digit to high-teens percentage rate. On a GAAP basis the Company would target Diluted EPS to be down low-single-digits to up at a high-single-digit percentage rate. The difference between the Company’s Non-GAAP EPS target and its GAAP EPS target is predominately due to business separation costs (as defined herein) the Company may incur.

EPS Before Charges/Gains is Net Income calculated on a per-share basis excluding restructuring and other charges, and other select items.

EPS Before Charges/Gains is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

RESTRUCTURING AND OTHER CHARGES
The company recorded pre-tax restructuring and other charges of $13.9 million ($9.8 million after tax or $0.06 per diluted share) in the three-month period ended December 31, 2010. Spirits charges were for organizational streamlining and supply chain initiatives. Home & Security charges represent costs associated with a product line integration and facility consolidations. Golf charges represent costs associated with facility consolidations.
The company recorded pre-tax restructuring and other charges of $41.3 million ($19.5 million after tax or $0.13 per diluted share) in the twelve-month period ended December 31, 2010. The majority of the charges were for organizational streamlining initiatives in our spirits business. Home & Security charges represent costs associated with a product line integration and facility consolidations. Charges in other segments primarily pertain to previously initiated programs.

	Three Months Ended December 31, 2010
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$1.1	$1.0	$0.1	$2.2
Home & Security	7.2	(0.1)	2.5	9.6
Golf	2.0	-	0.1	2.1
Total	$10.3	$0.9	$2.7	$13.9

Income tax benefit				4.1
Net charge				$9.8
Charge per common share
Basic				$0.06
Diluted				$0.06

	Twelve Months Ended December 31, 2010
	(In millions, except per share amounts)
		Other Charges (a)
	Restructuring	Cost of Sales Charges	SG & A Charges	Total
Spirits	$15.4	$3.6	$7.0	$26.0
Home & Security	8.0	1.0	3.5	12.5
Golf	2.7	(0.4)	0.5	2.8
Total	$26.1	$4.2	$11.0	$41.3

Income tax benefit				21.8
Net charge				$19.5
Charge per common share
Basic				$0.13
Diluted				$0.13

(a) "Other charges" represent charges directly related to restructuring initiatives that cannot be reported as restructuring under U.S. GAAP. Such costs may include losses on disposal of inventories, trade receivables allowances from exiting product lines and accelerated depreciation resulting from the closure of facilities.

FORTUNE BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions)
(Unaudited)

	December 31,	December 30,
	2010	2009

Assets
Current assets
Cash and cash equivalents	$864.7	$417.2
Accounts receivable, net	947.4	949.0
Inventories	2,088.3	2,016.6
Other current assets	442.6	488.9
Total current assets	4,343.0	3,871.7

Property, plant and equipment, net	1,432.1	1,467.9
Intangibles resulting from
business acquisitions, net	6,651.3	6,764.9
Other assets	248.9	266.1
Total assets	$12,675.3	$12,370.6

Liabilities and Stockholders' Equity
Current liabilities
Short-term debt	$52.9	$51.3
Current portion of long-term debt (1)	590.6	-
Accounts payable	513.4	468.5
Other current liabilities	950.0	943.8
Total current liabilities	2,106.9	1,463.6

Long-term debt	3,637.4	4,413.3
Other long-term liabilities	1,243.0	1,388.0
Total liabilities	6,987.3	7,264.9

Stockholders' equity	5,671.1	5,092.4
Noncontrolling interests	16.9	13.3
Total equity	5,688.0	5,105.7
Total liabilities and equity	$12,675.3	$12,370.6

(1) Current portion of long-term debt due on January 15th totaling $590.6 million was repaid with existing cash on hand.

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Three Months Ended December 31, 2010
$ - millions, except per share amounts

		Charges/Gains included in GAAP Results
					Loss on sale
		Restructuring	Asset	Income	of brands	Business	Before
	GAAP	and other	impairment	tax-related	and related	separation	charges/
	(unaudited)	charges	charges	credits	assets	costs	gains

	FOURTH QUARTER

Net Sales	1,895.5	-	-	-	-	-

Cost of goods sold	980.9	(0.9)	-	-	-	-
Excise taxes	188.3	-	-	-	-	-
Advertising and SG&A	543.6	(2.7)	-	-	-	(2.3)
Amortization of intangibles	7.6	-	-	-	-	-
Restructuring expenses	10.3	(10.3)	-	-	-	-
Loss on sale of brands and related assets	7.6	-	-	-	(7.6)	-

Operating Income	157.2	13.9	-	-	7.6	2.3	181.0

Interest expense	53.1	-	-	-	-	-
Other income, net	(9.8)	-	-	5.2	-	-

Income before taxes	113.9	13.9	-	(5.2)	7.6	2.3	132.5

Income taxes	26.4	4.1		0.8	0.7	0.8

Net Income	87.5	9.8	-	(6.0)	6.9	1.5	99.7

Less: Noncontrolling interests	2.1	-		-	-	-

Net Income attributable to Fortune Brands	85.4	9.8	-	(6.0)	6.9	1.5	97.6

Average Diluted Shares Outstanding	155.7						155.7

Diluted EPS	0.55						0.63

2009

Net Sales	1,797.1	-	-	-	-	-

Cost of goods sold	955.4	(3.5)	-	-	-	-
Excise taxes	139.3	-	-	-	-	-
Advertising and SG&A	519.4	(3.7)	-	-	-	-
Amortization of intangibles	8.5	-	-	-	-	-
Asset impairment charges	92.5	-	(92.5)	-	-	-
Restructuring expenses	34.7	(34.7)	-	-	-	-

Operating Income	47.3	41.9	92.5	-	-	-	181.7

Interest expense	54.8	-	-	-	-	-
Other income, net	(1.2)	-	-	-	-	-

Income before taxes	(6.3)	41.9	92.5	-	-	-	128.1

Income taxes	(18.7)	20.0	25.7	-	-	-

Net Income	12.4	21.9	66.8	-	-	-	101.1

Less: Noncontrolling interests	0.9	-	-	-	-	-

Net Income attributable to Fortune Brands	11.5	21.9	66.8	-	-	-	100.2

Average Diluted Shares Outstanding	152.1						152.1

Diluted EPS	0.08						0.66

FORTUNE BRANDS, INC.
Reconciliation of Income Statement - GAAP to Before Charges/Gains
Twelve Months Ended December 31, 2010
$ - millions, except per share amounts

		Charges/Gains included in GAAP Results
					Loss on sale
		Restructuring	Asset	Income	of brands	Business	Maxxium	Before
	GAAP	and other	impairment	tax-related	and related	separation	Distribution	charges/
	(unaudited)	charges	charges	credits	assets, net	costs	Gain	gains

	YEAR TO DATE

Net Sales	7,141.5	-	-	-	-	-	-

Cost of goods sold	3,688.4	(4.2)	-	-	-	-	-
Excise taxes	571.0	-	-	-	-	-	-
Advertising and SG&A	2,055.2	(11.0)	-	-	-	(2.3)	-
Amortization of intangibles	32.2	-	-	-	-	-	-
Restructuring expenses	26.1	(26.1)	-	-	-	-	-
Loss on sale of brands and related assets, net	4.7	-		-	(4.7)

Operating Income	763.9	41.3	-	-	4.7	2.3	-	812.2

Interest expense	213.8	-	-	-	-	-	-
Other income, net	(37.5)	-	-	37.1	-	-	-

Income before taxes	587.6	41.3	-	(37.1)	4.7	2.3	-	598.8

Income taxes	91.6	21.8	-	46.4	(4.5)	0.8	-

Net Income	496.0	19.5	-	(83.5)	9.2	1.5	-	442.7

Less: Noncontrolling interests	8.4	-	-	-	-	-	-

Net Income attributable
to Fortune Brands	487.6	19.5	-	(83.5)	9.2	1.5	-	434.3

Average Diluted Shares Outstanding	154.3							154.3

Diluted EPS	3.16							2.81

2009

Net Sales	6,694.7	-	-	-	-	-	-

Cost of goods sold	3,550.5	(29.0)	-	-	-	-	-
Excise taxes	489.3	-	-	-	-	-	-
Advertising and SG&A	1,941.6	(10.3)	-	-	-	-	-
Amortization of intangibles	33.7	-	-	-	-	-	-
Asset impairment charges	92.5	-	(92.5)	-	-	-	-
Restructuring expenses	81.9	(81.9)	-	-	-	-	-

Operating Income	505.2	121.2	92.5	-	-	-	-	718.9

Interest expense	215.8	-	-	-	-	-	-
Other expense, net	6.0	-	-	-	-	-	12.5

Income before taxes	283.4	121.2	92.5	-	-	-	(12.5)	484.6

Income taxes	36.3	49.5	25.7	-	-	-	-

Net Income	247.1	71.7	66.8	-	-	-	(12.5)	373.1

Less: Noncontrolling interests	4.3	-	-	-	-	-	-

Net Income attributable
to Fortune Brands	242.8	71.7	66.8	-	-	-	(12.5)	368.8

Average Diluted Shares Outstanding	151.8							151.8

Diluted EPS	1.60							2.43

FORTUNE BRANDS, INC.
Reconciliation of ROE based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROE based on GAAP Net Income attributable to Fortune Brands
December 31, 2010
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests)	Average Stockholders' Equity, Non-GAAP	ROE based on Net Income attributable to
	Before Charges/Gains less Preferred Dividends		Fortune Brands Before Charges/Gains

Fortune Brands	$ 442.2 /	$5,380.6	=	8.2%

	Rolling twelve months GAAP Net Income (excluding noncontrolling interests) less Preferred Dividends	Average Stockholders' Equity, GAAP	ROE based on GAAP Net Income attributable to Fortune Brands

Fortune Brands	$ 495.6 /	$5,331.6	=	9.3%

Return on Equity - or ROE - Before Charges/Gains is net income (excluding noncontrolling interests) less preferred dividends derived in accordance with GAAP excluding any restructuring and other charges, gains/losses on the sale of brands and related assets, net and other select items divided by the thirteen month average of GAAP common stockholders' equity (total stockholders' equity less preferred equity and non-controlling interests) excluding any restructuring and other charges and other select items.

FORTUNE BRANDS, INC.
Reconciliation of ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains to
ROIC based on GAAP Net Income attributable to Fortune Brands
December 31, 2010
Amounts in millions
(Unaudited)

	Rolling twelve months Net Income (excluding noncontrolling interests)	Average Invested Capital, Non-GAAP		ROIC based on Net Income attributable to Fortune Brands Before Charges/Gains
	Before Charges/Gains plus after-tax Interest Expense

Fortune Brands	$ 579.5	$9,323.7	=	6.2%

	Rolling twelve months GAAP Net Income	Average Invested Capital, GAAP		ROIC based on GAAP Net Income attributable to Fortune Brands
	(excluding noncontrolling interests) plus after-tax Interest Expense

Fortune Brands	$ 632.9 /	$9,274.7	=	6.8%

Return on Invested Capital - or ROIC - Before Charges/Gains is net income (excluding noncontrolling interests) plus after-tax interest expense derived in accordance with GAAP excluding any restructuring and other charges, gains/losses on the sale of brands and related assets, net, and other select items. divided by the thirteen month average of GAAP Invested Capital (net debt plus stockholders' equity less noncontrolling interests) excluding any restructuring and other charges, and other select items.

ROE Before Charges/Gains and ROIC Before Charges/Gains are measures not derived in accordance with GAAP. Management uses these measures to determine the returns generated by the company and to evaluate and identify cost-reduction initiatives. Management believes these measures provide investors with helpful supplemental information regarding the underlying performance of the company from year to year. These measures may be inconsistent with similar measures presented by other companies.

FORTUNE BRANDS, INC.
Reconciliation of Percentage Change in Comparable Net Sales to Percentage Change in GAAP Net Sales
(Unaudited)

	Three Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2010

Fortune Brands
Comparable Net Sales	4%	5%
Excise Taxes	2%	1%
Foreign currency exchange rates	1%	2%
Divestitures	(2%)	(1%)
New international distribution structure	-	0%
Net Sales, GAAP basis	5%	7%

Spirits
Comparable Net Sales	6%	5%
Spirits excise taxes	5%	2%
Foreign currency exchange rates	1%	1%
Divestitures	(2%)	(1%)
New international distribution structure	-	1%
Net Sales, GAAP basis	10%	8%

Home & Security
Comparable Net Sales	2%	6%
Foreign currency exchange rates	0%	2%
Net Sales, GAAP basis	2%	8%

Golf
Comparable Net Sales	10%	4%
Foreign currency exchange rates	2%	3%
Divestitures	(9%)	(5%)
Net Sales, GAAP basis	3%	2%

Comparable Net Sales is Net Sales derived in accordance with GAAP excluding changes in foreign currency exchange rates, spirits excise taxes, the impact of acquisitions/divestitures, and the impact of required accounting for the new international spirits distribution structure. Comparable Net Sales is a measure not derived in accordance with GAAP. Management uses this measure to evaluate the overall performance of the company, and believes this measure provides investors with helpful supplemental information regarding the underlying performance of the company from year to year. This measure may be inconsistent with similar measures presented by other companies.

CONTACT:
Fortune Brands, Inc.
Media Relations:
Clarkson Hine
(847) 484-4415
or
Investor Relations:
Tony Diaz
(847) 484-4410